UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The NASDAQ® Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 29, 2019, the Board of Directors of The Hain Celestial Group, Inc. (the “Company”) appointed Priscilla Kasenchak as Senior Vice President and Chief Accounting Officer, effective immediately.

Ms. Kasenchak, age 39, served as the Company’s Vice President, Assistant Corporate Controller and Assistant Treasurer from April 2017 to October 2019 and as Senior Director, Financial Reporting from June 2016 to April 2017. Prior to joining the Company, Ms. Kasenchak served in roles of increasing responsibility at Arrow Electronics, Inc., a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions, from 2006 to February 2016, most recently as Director of Global Financial Planning and Analysis from September 2014 to February 2016. During her nearly 10 years at Arrow Electronics, Ms. Kasenchak’s responsibilities included SEC reporting, internal reporting and financial planning and analysis. Prior to Arrow Electronics, Ms. Kasenchak was a Senior Accountant, Assurance & Advisory Service at Deloitte & Touche LLP from 2003 to 2006. Ms. Kasenchak is a New York State Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: November 4, 2019

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer